Exhibit 99.4

CHINA EDUCATION ALLIANCE, INC.

CORPORATE GOVERNANCE GUIDELINES

The Board of Directors (the “Board”) of China Education Alliance, Inc. (the “Company”) has adopted these Corporate Governance Guidelines (the “Guidelines”) to promote the effective functioning of the Board and its committees and to reflect the Company’s commitment to the highest standards of corporate governance. The Board shall periodically review and amend these Guidelines as it deems necessary or appropriate.

I.	Director Qualifications and Board Composition

Election and Selection of Directors.

Except as discussed below with respect to vacancies, the directors are elected by the Company’s stockholders at the Annual Meeting of Stockholders. Nominations for the election of directors at the Company’s Annual Meeting of Stockholders may be made by the Board or by any stockholder entitled to vote in the election of directors at the applicable Annual Meeting, if made in advance with the Company’s Bylaws (the “Bylaws”). The Board’s Nominating Committee shall be responsible for identifying and recommending to the full Board qualified nominees for election at the Company’s Annual Meeting of Stockholders. The Board, taking into account the recommendations of the Nominating Committee, shall be responsible for the final selection of the nominees for election at the Company’s Annual Meeting of Stockholders.

The Nominating Committee will consider candidates recommended by stockholders. In considering candidates submitted by stockholders, the Nominating Committee will take into consideration the needs of the Board and the qualifications of the candidate. The Nominating Committee may establish procedures, from time to time, regarding stockholder submission of candidates.

The Board delegates the process of screening director candidates to the Nominating Committee, which may solicit advice from other members of the Board. The Nominating Committee may seek advice from the Chairman of the Board or the Chief Executive Officer (if a different individual than the Chairman of the Board) regarding director candidates. The Board, taking into account the recommendations of the Nominating Committee, shall select the individual to fill any vacancy in an existing directorship or a newly-created directorship.

In identifying and selecting a nominee, the Board and the Nominating Committee shall consider (1) the nominee’s independence, judgment, strength of character, ethics and integrity; (2) the nominee’s business or other relevant experience and skills and knowledge useful to the oversight of the Company’s business; and (3) such other factors as they conclude are appropriate in light of the needs of the Board. The Board and the Nominating Committee shall also consider whether a potential nominee has the ability to devote sufficient time to carry out his or her responsibilities as a director in light of such potential nominee’s occupation and the number of boards of directors of other public companies on which he or she serves.

The Board as a whole should have competency in the following areas: (i) accounting and finance; (ii) business judgment; (iii) management; (iv) industry knowledge; (v) leadership; and (vi) strategy/vision.

Independence.

A majority of the directors of the Company shall meet the criteria for independence. To be deemed “independent” in any calendar year, a director must satisfy the following criteria:

i.	within the last five years, has not been employed as an elected officer of the Company or its subsidiaries or affiliates;
ii.	within the current calendar year and the three proceeding calendar years, has not directly or indirectly received remunerations, unless de minimis, as a result of services as, or compensation from an entity affiliated with the director that serves as, either (a) an advisor, consultant, or legal counsel to the Company or to a member of its senior management, or (b) a significant customer or supplier of the Company;
iii.	has no personal services contract(s) with the Company or any member of the Company’s senior management;
iv.	is not affiliated with a not-for-profit entity that receives significant contributions from the Company;
v.	has no interest in any investment that overlaps with an investment that the Company has, either equity, debt, or hybrid;
vi.	within the current calendar year and the three preceding calendar years, has not had any business relationship with the Company for which the Company has been required to make disclosure under the SEC’s regulations, other than for service as a director or for a relationship for which no more than de minimis remuneration was received in any one year; the need to disclose any relationship that existed prior to a director joining the Board shall not in and of itself render the director non-independent;
vii.	is not employed by a public company at which an executive officer of the Company serves as a director;
viii.	has not had any of the relationships described in subsections (i)-(vii) with any affiliate of the Company;
ix.	is not a member of the immediate family of any person described in subsections (i)-(viii).
x.	With respect to the terms of subsections (i)-(ix), the following definitions apply:
a.	“Remuneration” encompasses remuneration (other than de minimis remuneration or remuneration as a director, which includes remuneration provided to a non-executive Chairman of the Board or Committee Chairman) paid either directly or indirectly by the Company or its subsidiaries or affiliates to any entity in which the director has a beneficial ownership interest of five percent or more, or to an entity by which the director is employed other than as a director;
b.	Remuneration is “de minimis” if it is paid to an individual and does not exceed the value of $40,000 in any calendar year. When paid to an entity, remuneration is de minimis if it does not exceed either $1 million or five percent of the entity’s gross revenues, whichever is lower, and does not directly result in a material increase in the compensation received by the director from that entity;
c.	Company “affiliates” include any individual or business entity that owns at least 5% of the securities of the Company with ordinary voting power.

The Board shall also monitor its compliance with applicable OTCQX Rules and all other applicable laws, rules and regulations relating to the independence of directors on an on-going basis. Each independent director shall notify the Chair of the Nominating Committee, as soon as practicable, in the event his or her circumstances change in a manner that may affect the Board’s evaluation of his or her independence.

Lead Independent Director.

If the Chairman of the Board is the Chief Executive of the Company, then one of the independent members of the Board will be named as Lead Independent Director. The Lead Independent Director shall serve at the discretion of the independent directors, and the election or re-election of the Lead Independent Director shall be called at the request of a majority of the independent directors. If, at any time, the incumbent Lead Independent Director is unable or unwilling to continue to serve as the Lead Independent Director (or, in connection with any meeting, is absent or otherwise unable to perform the duties of Lead Independent Director at such meeting), then the most senior independent director (based on length of service on the Board) shall fulfill the duties and responsibilities of the Lead Independent Director until such time as the independent directors have elected a successor Lead Independent Director. In addition, the independent directors, by majority vote acting in executive session, may for any reason replace the incumbent Lead Independent Director with a successor Lead Independent Director.

The Board has determined that the Lead Independent Director should have the following specific duties and responsibilities:

•	consulting with the Chairman of the Board with respect to appropriate agenda items for meetings of the Board and the standing committees of the Board, and approving such agendas;

• discussing with the chairs of the standing committees of the Board their activities and endeavoring, consistent with the charters of the various standing committees, to coordinate activities among the standing committees;

•	in consultation with the non-employee directors, advising the Chairman of the Board as to an appropriate schedule of Board meetings and approving such schedule;

•	calling executive sessions or meetings of the independent or non-employee directors when necessary and appropriate;

•	presiding at all meetings at which the Chairman of the Board is not present including executive sessions of the independent or non-employee directors and, if appropriate,

• apprising the Chairman of the Board of the issues considered;

• serving as a liaison between the Chairman of the Board and the independent directors;

•	approving the retention of outside advisors and consultants who report directly to the Board on critical issues;

• being available for consultation and direct communication with the Company's stockholders; and

• performing such other duties as the Board may from time to time delegate.

Board Size.

Until changed by the directors or the stockholders of the Company in accordance with the Company’s Amended and Restated Certificate of Incorporation (the “Certificate of Incorporation”) and the Company’s Bylaws, the Board shall consist of a number of directors not less than one (1) nor more than five (5), with the exact number of directors to be the number set from time to time by resolution adopted by the affirmative vote of a majority of the whole Board (i.e., the total number of directors which the Company would have if there were no vacancies). The Board shall periodically assess the size of the Board to ensure that it is neither too small maintain the requisite expertise nor too large to be functional.

Term/Age Limits.

The Board does not believe it is advisable to establish arbitrary term or age limits on directors’ service. As part of its responsibilities, the Nominating Committee shall evaluate each incumbent director’s qualifications, performance and ability to continue to contribute productively before recommending the nomination of that director for an additional term. The Board’s self-evaluation process described below is also an important determinant of director tenure.

Limitation on Board Service.

No member of the Board shall simultaneously serve on the boards of directors of more than three public companies other than the Company. A director shall notify the Chairman of the Board prior to becoming a director of another public Company in order to avoid potential conflicts of interest and to address whether the aggregate number of directorships held by such director would interfere with his or her ability to carry out his or her responsibilities as a director of the Company. In the event that the Board determines that the additional directorship constitutes a conflict of interest or interferes with such director’s ability to carry out his or her responsibilities as a director of the Company, such director, upon the request of the Board, shall either offer his or her resignation or not accept the other directorship.

In addition, in recognition of the enhanced time commitments associated with membership on a public company’s audit committee, the board has adopted a policy that no member of the Audit Committee may serve simultaneously on the audit committees of more than two (2) public companies other than the Company.

Majority Voting; Resignation

A director who fails to receive the required number of votes for re-election in accordance with the Bylaws of the Company shall offer to resign. In addition, the director whose resignation is under consideration should, but is not required to, abstain from participating in any decision regarding that resignation. The Nominating Committee and the Board will evaluate any such resignation in light of the best interests of the Company and its stockholders in determining whether to accept or reject the resignation, or whether other action should be taken, and may consider any factors they deem relevant in making such determination. The Board shall publicly disclose its decision regarding the resignation within ninety (90) days after the results of the election are certified. If the resignation director’s class is to be considered for election and until the director’s successor is elected and qualified or until the director’s death, resignation or removal.

If the Board decides to accept the director’s resignation, the Nominating Committee will recommend to the Board whether to fill the resulting vacancy or to reduce the size of the Board. In determining whom to recommend to the Board for election or re-election as a director, the Nominating Committee shall consider, among the other factors it considers, whether the candidate has agreed to tender, following the annual meeting at which such director is elected or re-elected as a director, an irrevocable resignation that will be effective upon (i) the failure to receive the required vote at the next annual meeting at which such director is nominated for re-election and (ii) Board acceptance of such resignation. In addition, the Nominating Committee shall consider, among other factors it considers with respect to candidates for vacancies and new directorships, whether such candidates have agreed to tender, promptly following their appointment to the Board, the same form of resignation tendered by other directors in accordance with this Corporate Governance Guideline.

Directors Who Substantially Change Their Present Job Responsibility

When a director’s principal job responsibility or business association changes substantially during his or her tenure as a director, such director should submit a letter of resignation for consideration by the Board’s Nominating Committee. It is not the sense of the Board that in every instance the director who retires or substantially changes the position he or she held upon joining the Board should leave the Board. There should, however, be an opportunity for the Board, through the Nominating Committee, to review the effect, if any, of the revised circumstances on the interests of the Company. Upon receipt of such a letter of resignation, the Nominating Committee will duly consider the matter and make a timely recommendation to the Board of Directors of the appropriate action, if any, to be taken with respect to the resignation.

II.	Board Responsibilities and Operation

Basic Responsibility.

In accordance with the Bylaws and North Carolina law, the business and affairs of the Company are managed by, and under the direction of, the Board which serves as the ultimate decision-making body of the Company, except for those matters reserved to (or shared with) the stockholders. The basic responsibility of the directors is to exercise their business judgment to act in what they reasonably believe to be the best interests of the Company and its stockholders. The Company’ business is conducted by its officers and associates under the direction of the Chief Executive Officer and the oversight of the Board. The Board is elected by the stockholders of the Company to oversee management and to ensure that the long-term interests of the stockholders are being served. The directors shall, as appropriate, take into consideration the interests of other stockholders, including associates, customers and the members of the communities in which the Company operates.

Code of Business Conduct and Ethics.

The Board believes that in order to oversee the successful perpetuation of the Company’s business, the Board should set policies (the “Code of Ethics”) and regarding: (i) conflicts of interest; (ii) corporate opportunities; (iii) confidentiality; (iv) fair dealing; (v) protection and proper use of Company assets; (vi) compliance with laws, rules and regulations; and (vii) such other matters as the Board deems appropriate. The Code of Ethics should encourage the reporting of unethical or illegal behavior and ensure prompt and consistent action against violations of the Code of Ethics. Any waivers to the Code of Ethics for directors or executive officers may only be made by the Board or a Board committee, if so delegated, and must be publicly disclosed in a prompt manner as required by applicable OTCQX Rules and SEC Rules.

The Board, every two years, shall conduct a review of the Company’s Code of Business Conduct and Ethics to consider if any updates and revisions are necessary.

Board Meetings.

Schedule and Participation. The Board shall hold regular meetings and special meetings as necessary or appropriate. The directors are encouraged to attend all Board and applicable committee meetings in person and should not participate by telephone unless such meetings are designated as telephonic meetings or telephonic participation is necessary due to unavoidable circumstances. The directors are expected to devote the time needed and meet as frequently as necessary to properly discharge their responsibilities as directors.

Agenda. The Chairman of the Board, in consultation with the Lead Independent Director, shall establish the agenda for each Board meeting. Any director may request that a subject be included on the agenda and may raise a subject that is not on the agenda at any meeting.

Advance Materials. Information and materials that are important to the directors’ understanding of the business to be conducted at a Board or committee meeting shall, to the extent practical, be distributed sufficiently in advance of each meeting to permit meaningful review. The method of distribution may include, but is not limited to: (i) electronic means such as e-mail; (ii) regular mail; (iii) fax; (iv) courier; or (v) overnight mail. Directors are expected to review such materials prior to the meeting. It is recognized that certain exigent circumstances may cause written materials to be unavailable in advance of a meeting.

Executive Sessions of Non-Management Directors. The non-management directors shall meet (without management present) at regularly scheduled meetings but no less than two times a year, either in person or by telephone, outside the presence of any management director and at such other times as the non-management directors deem necessary or appropriate. Each executive session shall be chaired by the Lead Independent Director. In addition, in the event the non-management directors include directors who are not independent, the independent directors shall meet at least once each year in executive sessions with only the independent directors present.

Annual Meeting of Stockholders.

All incumbent directors and director nominees are encouraged to attend each Annual Meeting of Stockholders of the Company.

Succession Planning.

To assist the Board in its oversight of succession planning for senior management, the Board shall annually review and discuss the Company’s succession plan for the Chief Executive Officer and each of the Company’s other members of senior management, including plans for succession in the event of an emergency. The Chief Executive Officer shall annually meet with the Board to discuss his/her recommendations with respect to succession planning for the members of senior management and management development.

Annual Board Evaluation.

The Nominating Committee shall lead the board in an annual self-evaluation process to determine whether the Board and the Board committees are functioning effectively. The Nominating and Board Governance Committee shall receive comments from all of the directors, review such comments and report annually to the Board with an assessment of the Board’s and each Board committee’s performance. The assessment shall focus on the performance and qualifications of the individual directors, the Board’s (and each Board committee’s) contribution as a whole to the Company and those areas in which the Board, any Board committee and/or individual directors could improve. In reviewing the performance of individual directors, consideration should be given to each individual’s skills and expertise, group dynamics, core competencies, personal characteristics, accomplishment of specific responsibilities, attendance, participation and candor.

Annual Review of Accounting Methods.

The Board, together with the Company’s management and its independent outside auditor, shall conduct an annual review of the Company’s accounting methods and application of accounting rules and conventions to determine whether any changes in these policies and practices would be appropriate.

The Company’s Chief Financial Officer (“CFO”) will meet annually with the Company’s independent outside auditor to review the company’s accounting methods and application of account rules and conventions. At a minimum, the following topics shall be reviewed in these meetings:

i.	Accounting policies, practices, and guidance relevant to the treatment of any non-controlling interest acquired by the Company;
ii.	Accounting policies, practices, and guidance relevant to the treatment of stock-based compensation;
iii.	Any new or proposed changes in accounting policies, practices, or guidance relevant to the Company
iv.	The adequacy of the Company’s internal controls over financial reporting, in particular all reporting relating to resources and reserves.

Complaints

The Board shall ensure that all complaints received are completely and fully investigated by its independent members.

III.	Board Committees

Committees.

The Board has three standing committees: the Audit Committee, the Compensation Committee, and the Nominating Committee. The Board may establish other committees or disband existing committees as it deems necessary or appropriate, subject to the provisions of the Bylaws and any applicable laws, rules and regulations. Each of the committees shall have the authority and responsibility delineated in the Bylaws, the Board resolutions creating such committee and any applicable charters.

Appointment.

The Board, taking into account the recommendations of the Nominating Committee, shall appoint the Chairperson and members of each committee. Each member of the Audit Committee, the Compensation Committee and the Nominating Committee shall meet the criteria for independence required by the applicable OTCQX Rules and any other applicable laws, rules and regulations.

Charters.

Each of the Audit Committee, the Compensation Committee and the Nominating Committee shall have its own written charter which complies with the applicable OTCQX Rules and any other applicable laws, rules and regulations. Each charter shall at a minimum set forth the purposes and responsibilities of the applicable committee, the qualifications for committee membership, the procedures for committee member appointment and removal, committee structure, operations and meetings and committee reporting to the Board.

Each charter shall also require the applicable committee to annually evaluate its performance and review the adequacy of its charter. These Guidelines and each charter shall be posted on the Company’s website, and shall be available in print to any stockholder of the Company who requests them.

IV.	Access to Management and Advisors

Access to Management.

Directors shall have full and unrestricted access to management, other associates, the Company’s outside advisors and the books and records of the Company, provided any such contact does not interfere with the operation of the Company’s ordinary business. At the request of the Chairman of the Board, members of senior management may be invited to attend Board meetings to present information concerning the Company’s business within their areas of responsibility.

Access to Advisors.

The Board and its committees shall have the authority at any time to select, retain, at the Company’s expense, and terminate such financial, legal and other advisors as they deem necessary or appropriate to discharge their responsibilities.

V.	Chairman of the Board and Chief Executive Officer

The Company has no fixed rule regarding whether the offices of the Chairman of the Board and the Chief Executive Officer should be vested in the same individual or two different individuals. These offices have at times been combined and at times separated. The Board believes that the combination or separation of these offices should continue to be considered as part of the succession planning process.

VI.	Chief Executive Officer Evaluation

The Compensation Committee shall annually evaluate the Chief Executive Officer’s performance and report its conclusions to the Board, in each case as set forth in the charter of the Compensation Committee.

VII.	Director Compensation

The Compensation Committee, in accordance with its charter, shall annually review and approve the compensation policy for the Company’s non-associate directors and the form and amount of compensation for the non-associate directors. In determining the compensation for the non-associate directors, the Compensation Committee shall consider the director compensation policies and practices at the Company’s principal competitors and other comparable companies to ensure that the compensation (both direct and indirect forms) paid to the Company’s directors is reasonable. The members of committees are entitled to receive such fees and the Compensation Committee determines. The compensation received by members of the Audit Committee is specifically limited to those fees paid for their services as a director and member or chair of any committees of the Board. The directors who are associates of the Company or any of its subsidiaries shall not receive any compensation for their services as directors.

VIII.	Board Communications

Disclosure Policy.

The Board believes that it is imperative that timely and accurate disclosure in compliance with applicable laws, rules and regulations is made on all material matters, including: (i) the Company’s financial condition; (ii) the Company’s financial performance; (iii) foreseeable risk factors for the Company; (iv) ownership of the Company; and (v) the amount and nature of equity compensation paid to directors and senior management of the Company. The Company has a responsibility to furnish information that is honest, intelligible, meaningful, timely, and broadly disseminated. The Chief Executive Officer, the Chief Operating Officer (if any) and the Chief Financial Officer of the Company shall be responsible for the dissemination of such information to the public. A director or senior executive may act to disclose information about the Company if authorized to do so in advance by the Chief Executive Officer, the Chief Operating Officer (if any) or the Chief Financial Officer of the Company or by the Board.

Board’s Interaction with Institutional Investors, Press, Customers, etc.

Directors receiving inquiries about the Company should interact with the press and other third parties only in concurrence with the Chief Executive Officer, the Chief Operating Officer (if any) or the Chief Financial Officer of the Company.

IX.	Director Orientation and Continuing Education

The Company shall maintain a director orientation program for its new directors to ensure that they are fully informed of their responsibilities as directors. The orientation program shall include familiarizing new directors with the Company’s business, its strategic plans, its significant financial, accounting and risk-management issues, its compliance programs (including compliance with SEC reporting obligations and OTCQX Rules), its Code of Ethics, its members of senior management and its internal audit function and independent auditors. The new directors shall also be introduced to such other members of management and representatives of the Company’s outside legal, accounting and other advisors, as is appropriate to familiarize them with the resources available to them. It is expected that management shall from time to time make presentations to or arrange educational programs for the Board on different aspects of the Company’s business, which may include business strategy, risk management, financial reporting, products and services, industry trends and developments, corporate governance and any other relevant and appropriate topics. Directors are also encouraged, at the Company’s expense, to take advantage of any other available educational opportunities that would further their understanding of the Company’s business and enhance their performance on the Board, including programs sponsored by universities, stock exchanges or other organizations or consultants.

X.	Direct Stockholder Communication with Board

Stockholders of the Company seeking to communicate with the Board, including communication of concerns relating to accounting, internal accounting controls, audit matters, fraud or unethical behavior, may do so by writing to the directors at the following address: China Education Alliance, Inc., 58 Heng Shan Road, Kun Lun Shopping Mall Harbin, People’s Republic of China 150090 Attention: Secretary. Any interested parties wishing to communicate with the non-management directors regarding the Company may do so by writing to the non-management directors or the Lead Independent Director at the same address as noted above.